Exhibit 99.1

MyMD Pharmaceuticals® Provides Dosing Update on Phase 2 Multi-Center Clinical Trial of MYMD-1® as a Therapy for Delaying Aging and Extending Healthy Lifespan

Efficacy data anticipated in Q4 of 2022

BALTIMORE, MD – September 20, 2022 – MyMD Pharmaceuticals, Inc.® (Nasdaq: MYMD) (“MyMD” or “the Company”), a clinical stage biopharmaceutical company developing groundbreaking therapies for the treatment of serious and debilitating autoimmune and inflammatory diseases, announced a dosing update on its fully-funded Phase 2 clinical trial of lead drug candidate MYMD-1®, an orally available next-generation TNF-alpha inhibitor, as a therapy for chronic inflammation associated with sarcopenia and frailty.

To date, the trial has completed dosing for the second patient cohort. The Safety Review Committee has confirmed no safety or toxicity issues and has voted unanimously to escalate to the next higher dose and begin enrolling the next cohort.

“We are pleased with the good news that we will be progressing our Phase 2 trial into the next dosing cohort, given that MYMD-1 has been well-tolerated by participants to date,” said Chris Chapman, MD, President, Director and Chief Medical Officer of MyMD. “We continue to anticipate efficacy data later this year.”

The Phase 2 multi-center double-blind, placebo controlled, randomized study (NCT05283486) is currently ongoing to investigate the efficacy, tolerability and pharmacokinetics of MYMD-1 in the treatment of chronic inflammation associated with sarcopenia/frailty in participants aged 65 years or older.

About MyMD Pharmaceuticals

MyMD Pharmaceuticals, Inc. (Nasdaq: MYMD), is a clinical stage biopharma company developing groundbreaking therapies for the treatment of serious and debilitating autoimmune and inflammatory diseases. MyMD’s lead clinical candidate, MYMD-1®, is an orally available next-generation TNF-alpha inhibitor with the potential to transform the way that TNF-alpha based diseases are treated. MYMD-1®, with its small molecule design, improved safety profile and ability to cross the blood brain barrier, has the promise to provide meaningful therapeutic solutions to patients not served by current TNF-alpha inhibitors and as a potential therapy for CNS-based inflammatory and autoimmune diseases. MYMD-1 has demonstrated the potential to slow the aging process and extend healthy lifespan. The company is evaluating MYMD-1® in Phase 2 studies for sarcopenia/frailty, a result of the aging process, as well as early-stage trials for rheumatoid arthritis (RA), with the potential to expand into other applications. MyMD’s second therapeutic candidate is Supera-CBD, a novel, synthetic, non-toxic cannabidiol (CBD) analog that is 8000 times more potent a CB2 agonist (activator) than plant-based CBD. In addition to its potential role in managing addiction, anxiety, chronic pain and seizures, Supera-CBD has also been shown to have anti-inflammatory effects. For more information, visit www.mymd.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and none of MyMD nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the timing of, and MyMD’s ability to, obtain and maintain regulatory approvals for clinical trials of MyMD’s pharmaceutical candidates; the timing and results of MyMD’s planned clinical trials for its pharmaceutical candidates; the amount of funds MyMD requires for its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which MyMD operates; MyMD’s ability to retain and attract senior management and other key employees; MyMD’s ability to quickly and effectively respond to new technological developments; MyMD’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on MyMD’s proprietary rights; and the impact of the ongoing COVID-19 pandemic on MyMD’s results of operations, business plan and the global economy. A discussion of these and other factors with respect to MyMD is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by MyMD on March 31, 2022, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and MyMD disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Robert Schatz

(646) 421-9523

rschatz@mymd.com

Media Contact:

Mike Beyer

Sam Brown, Inc.

(312) 961-2502

MikeBeyer@sambrown.com

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